EX-99.1

Contacts:
Elise Caffrey	Matthew Lloyd
Investor Relations	Media Relations
iRobot Corp.	iRobot Corp.
(781) 430-3003	(781) 430-3720
ecaffrey@irobot.com	mlloyd@irobot.com

iRobot Reports Third-Quarter Financial Results
Provides mid-high teen preliminary revenue growth estimate for 2014

BEDFORD, Mass., October 22, 2013 - iRobot Corp. (NASDAQ: IRBT), a leader in delivering robotic technology-based solutions, today announced its financial results for the third quarter ended September 28, 2013.

“I am pleased to report that we delivered Q3 results in line with our expectations. We saw strong growth in our Home Robot business, and are excited to announce a next generation home robot for the fourth quarter. Overseas, strong demand in Asia continued and we are seeing signs of recovery in Europe. We shipped additional RP-VITA robots to InTouch Health, while our Remote Presence unit gained further traction in the video collaboration market. And, our Defense & Security business performed as expected,” said Colin Angle, chairman and chief executive officer of iRobot.

“Our businesses continue to perform in line with the expectations we laid out in Q1. Accordingly we are narrowing our full year 2013 expectation ranges to: revenue of between $485 and $490 million, EPS of $0.90 to $0.95 and Adjusted EBITDA of $58 to $61 million.

“Based on our robust product pipeline and expectations over the next three years, we continue to expect to achieve by 2016:

•Mid-high teen revenue CAGR;
•High teen Adjusted EBITDA margin; and,
•High single digit Operating Cash Flow margin.

For 2014, our preliminary revenue expectations are for mid-high teen growth, consistent with the financial targets.”

Financial Results

•
Revenue for the third quarter of 2013 was $124.5 million, compared with $126.3 million for the same quarter one year ago. Revenue for the first nine months of 2013 was $361.1 million compared with $335.6 million for the first nine months one year ago.

•
Net income in the third quarter of 2013 was $7.8 million, compared with $15.2 million in the third quarter of 2012. For the first nine months, net income was $24.5 million, compared with $23.2 million a year ago.

•	Quarterly earnings per share were $0.26, compared with $0.54 in the third quarter last year. Nine-month earnings per share were $0.84 in 2013, compared with $0.82 for the first nine months of 2012.

•
Adjusted EBITDA for the third quarter of 2013 was $17.2 million, compared with $29.2 million in the third quarter of 2012. For the first nine months of 2013 Adjusted EBITDA was $49.4 million, compared with $51.5 million for the same period a year ago.

•
During the third quarter of 2012, there were a number of items recorded, one of which resulted in a $7.7 million revenue increase. The positive net impact of all these items was $0.10 in earnings per share and $5.2 million in Adjusted EBITDA.

.
Business Highlights

•	Home Robot revenue increased 16 percent in Q3 2013, over last year, driven by strong growth in Japan.

•
Defense & Security results met our Q3 expectations. While the U.S. government shutdown hampered our efforts in both the domestic and international markets we continue to expect to deliver full year Defense & Security revenue of roughly $50 million.

•	We are in discussions to sign our first Cisco distributor for the AVA 500 video collaboration robot and plan to be in full beta with three external users for the product by early December.

Financial Expectations

Management provides the following expectations with respect to the fourth quarter and fiscal year ending December 28, 2013.

Q4 2013:
Revenue	$124 - $129 million
Earnings Per Share	$0.06 - $0.11
Adjusted EBITDA	$9 - $12 million

Fiscal Year 2013:	Current	Prior
Revenue	$485 - $490 million	$485 - $495 million
Earnings Per Share	$0.90 - $0.95	$0.88 - $1.00
Adjusted EBITDA	$58 - $61 million	$55 - $61 million

Third-Quarter Conference Call
iRobot will host a conference call tomorrow at 8:30 a.m. ET to discuss its financial results for the third fiscal quarter 2013, business outlook, and outlook for fourth-quarter and fiscal year 2013 financial performance. Pertinent details include:

Date:	Wednesday, October 23, 2013
Time:	8:30 a.m. ET
Call-In Number:	847-619-6818
Passcode:	34160570

A live, audio broadcast of the conference call will also be available at http://investor.irobot.com/phoenix.zhtml?c=193096&p=irol-EventDetails&EventId=4897484. An archived version of the broadcast will be available on the same website shortly after the conclusion of the live event. A replay of the telephone conference call will be available through October 30, and can be accessed by dialing 630-652-3000, passcode 34160574#.

About iRobot Corp.
iRobot designs and builds robots that make a difference. The company’s home robots help people find smarter ways to clean, its defense & security robots protect those in harm’s way, and its remote presence robots enable virtual presence from anywhere in the world. iRobot’s consumer and military robots feature iRobot Aware® robot intelligence systems, proprietary technology incorporating advanced concepts in navigation, mobility, manipulation and artificial intelligence. For more information about iRobot, please visit www.irobot.com.
For iRobot Investors

Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  This press release contains express or implied forward-looking statements relating to, among other things, iRobot Corp.’s expectations regarding future financial performance, future operating performance and growth, fiscal year 2014 revenue growth, the timing of new product introductions, the timing of our achievement of product development milestones, demand for our robots, anticipated growth and performance of our businesses, Defense & Security revenue for fiscal year 2013, and anticipated revenue, earnings per share and Adjusted EBITDA for fiscal year 2013 and the fourth quarter ending December 28, 2013.  These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements.  In particular, the risks and uncertainties include, among other things: our ability to operate in an emerging market, the financial strength of our customers and retailers, general economic conditions, market acceptance of our products, our dependence on the U.S. federal government and government contracts, the timing of government contracts and orders, changes in government policies or spending priorities, and competition.  Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. iRobot Corp. undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise.  For additional disclosure regarding these and other risks faced by iRobot Corp., see the disclosure contained in our public filings with the Securities and Exchange Commission.

This press release includes Adjusted EBITDA, which is a non-GAAP financial measure as defined by SEC Regulation G.  We define Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, merger and acquisition expenses, net intellectual property litigation expenses, restructuring expenses, and non-cash stock compensation.  A reconciliation between net income (loss) and Adjusted EBITDA is provided in the financial tables at the end of this press release.

iRobot Corporation
Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	For the three months ended		For the nine months ended
	September 28, 2013	September 29, 2012	September 28, 2013	September 29, 2012
Revenue
Product revenue	$122,647	$121,174	$352,018	$320,676
Contract revenue	1,854	5,124	9,040	14,874
Total	124,501	126,298	361,058	335,550
Cost of Revenue
Product revenue	69,628	65,852	195,316	179,174
Contract revenue	812	1,970	3,549	6,532
Total	70,440	67,822	198,865	185,706
Gross Margin	54,061	58,476	162,193	149,844
Operating Expense
Research & development	15,212	13,040	45,617	41,722
Selling & marketing	16,317	11,376	49,323	41,685
General & administrative	11,495	11,326	39,348	32,390
Total	43,024	35,742	134,288	115,797
Operating income	11,037	22,734	27,905	34,047
Other income (expense), net	152	197	(49)	477
Income before income taxes	11,189	22,931	27,856	34,524
Income tax expense	3,385	7,724	3,403	11,289
Net income	$7,804	$15,207	$24,453	$23,235

Net income per common share:
Basic	$0.27	$0.55	$0.86	$0.84
Diluted	$0.26	$0.54	$0.84	$0.82

Shares used in per common share calculations:
Basic	28,733	27,650	28,359	27,520
Diluted	29,582	28,321	29,207	28,323

Stock-based compensation included in above figures:
Cost of product revenue	$250	$289	$496	$715
Cost of contract revenue	—	—	—	—
Research & development	669	365	1,963	1,271
Selling & marketing	348	158	832	574
General & administrative	2,210	1,796	6,378	5,463
Total	$3,477	$2,608	$9,669	$8,023

iRobot Corporation
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	September 28, 2013	December 29, 2012

Assets
Cash and equivalents	$139,731	$126,770
Short term investments	16,948	12,430
Accounts receivable, net	54,027	29,413
Unbilled revenues	1,556	1,196
Inventory	48,853	36,965
Deferred tax assets	19,517	19,266
Other current assets	6,131	8,853
Total current assets	286,763	234,893
Property, plant and equipment, net	24,039	24,953
Deferred tax assets	10,464	8,792
Goodwill	48,751	48,951
Intangible assets, net	23,587	28,224
Other assets	10,501	8,500
Total assets	$404,105	$354,313

Liabilities and stockholders' equity
Accounts payable	$46,644	$42,515
Accrued expenses	13,409	13,642
Accrued compensation	14,868	11,864
Deferred revenue and customer advances	2,026	6,257
Total current liabilities	76,947	74,278
Long term liabilities	4,556	4,218
Stockholders' equity	322,602	275,817
Total liabilities and stockholders' equity	$404,105	$354,313

iRobot Corporation
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	For the three months ended		For the nine months ended
	September 28, 2013	September 29, 2012	September 28, 2013	September 29, 2012
Cash flows from operating activities:
Net income	$7,804	$15,207	$24,453	$23,235
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,480	2,868	9,029	8,181
(Gain)/loss on disposal of property and equipment	(632)	612	(351)	778
Goodwill and intangible assets impairment	—	—	1,988	—
Stock-based compensation	3,477	2,608	9,669	8,023
Deferred income taxes, net	251	1,375	(662)	(2,855)
Tax benefit of excess stock based compensation deductions	(602)	(426)	(2,238)	(1,461)
Non-cash director deferred compensation	11	22	33	64
Changes in operating assets and liabilities — (use) source
Accounts receivable	(2,923)	(13,852)	(24,614)	(10,041)
Unbilled revenue	(505)	380	(360)	669
Inventory	(7,293)	2,005	(11,888)	(1,503)
Other assets	7,467	3,644	2,697	3,266
Accounts payable	(7,261)	(6,895)	4,129	(10,089)
Accrued expenses	(616)	4,848	(216)	1,596
Accrued compensation	1,755	(701)	3,004	(8,842)
Deferred revenue and customer advances	(1,248)	236	(4,231)	591
Change in long term liabilities	418	(129)	338	(315)
Net cash provided by operating activities	2,583	11,802	10,780	11,297

Cash flows from investing activities:
Purchase of property and equipment	(2,481)	(1,111)	(5,309)	(4,067)
Change in other assets	—	—	(2,000)	(6,000)
Purchases of investments	(2,500)	—	(12,897)	(5,086)
Sales of investments	4,544	—	8,044	2,500
Proceeds from sale of assets	650	—	650	—
Net cash (used in)/provided by investing activities	213	(1,111)	(11,512)	(12,653)

Cash flows from financing activities:
Proceeds from stock option exercises	2,521	2,000	12,364	4,022
Income tax withholding payment associated with restricted stock vesting	(45)	(2)	(909)	(777)
Tax benefit of excess stock based compensation deductions	602	426	2,238	1,461
Net cash provided by financing activities	3,078	2,424	13,693	4,706

Net increase in cash and cash equivalents	5,874	13,115	12,961	3,350
Cash and cash equivalents, at beginning of period	133,857	156,543	126,770	166,308
Cash and cash equivalents, at end of period	$139,731	$169,658	$139,731	$169,658

iRobot Corporation
Supplemental Information
(unaudited)

	For the three months ended		For the nine months ended
	September 28, 2013	September 29, 2012	September 28, 2013	September 29, 2012

Revenue: *
Home Robots	$111,363	$96,291	$319,590	$273,887
Domestic	$35,700	$32,925	$106,269	$85,869
International	$75,663	$63,366	$213,321	$188,018

Defense & Security	$10,094	$27,832	$33,664	$55,217
Domestic	$3,467	$26,667	$24,158	$49,957
International	$6,627	$1,165	$9,506	$5,260
Product	$9,754	$23,912	$29,291	$43,319
Contract	$340	$3,920	$4,373	$11,898
Product Life Cycle	$5,347	$14,910	$14,468	$24,018

Gross Margin Percent:
Home Robots	47.6%	52.2%	49.2%	51.0%
Defense & Security	40.7%	46.8%	45.5%	42.3%
Total Company	43.4%	46.3%	44.9%	44.7%

Units shipped:
Home Robots *	526	416	1,439	1,234
Defense & Security	43	71	485	245

Average gross selling prices for robot units:
Home Robots	$225	$223	$230	$221
Defense & Security *	$103	$127	$31	$79

Defense & Security Funded Product Backlog *	$13,318	$11,944	$13,318	$11,944

Days sales outstanding	41	40	41	40

Days in inventory	64	44	64	44

Headcount	525	590	525	590

* in thousands

iRobot Corporation
Adjusted EBITDA Reconciliation to GAAP
(unaudited, in thousands)

	For the three months ended		For the nine months ended
	September 28, 2013	September 29, 2012	September 28, 2013	September 29, 2012

Net income	$7,804	$15,207	$24,453	$23,235

Interest income, net	(212)	(289)	(529)	(815)
Income tax expense	3,385	7,724	3,403	11,289
Depreciation	1,484	2,601	5,924	7,480
Amortization	996	267	3,105	701

EBITDA	13,457	25,510	36,356	41,890

Stock-based compensation expense	3,477	2,608	9,669	8,023
Merger and acquisition expense	—	661	393	687
Net intellectual property litigation expense	241	58	444	129
Restructuring expense	—	367	2,575	774

Adjusted EBITDA	$17,175	$29,204	$49,437	$51,503

Use of Non-GAAP Financial Measures

In evaluating its business, iRobot considers and uses Adjusted EBITDA as a supplemental measure of its operating performance. The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, merger and acquisition expenses, net intellectual property litigation expenses, restructuring expenses and non-cash stock compensation. The Company also presents Adjusted EBITDA because it believes it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance.

The term Adjusted EBITDA is not defined under U.S. generally accepted accounting principles, or U.S. GAAP, and is not a measure of operating income, operating performance or liquidity presented in accordance with U.S. GAAP. Adjusted EBITDA has limitations as an analytical tool, and when assessing the Company's operating performance, investors should not consider Adjusted EBITDA in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Among other things, Adjusted EBITDA does not reflect the Company's actual cash expenditures. Other companies may calculate similar measures differently than iRobot, limiting their usefulness as comparative tools. iRobot compensates for these limitations by relying primarily on its GAAP results and using Adjusted EBITDA only supplementally.